Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Zion Oil & Gas, Inc.

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated March 24, 2021, with respect to the audited financial statements of Zion Oil & Gas, Inc. and for the year ending December 31, 2020.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ RBSM, LLP

www.rbsmllp.com

New York, New York

November 29, 2021